FOR IMMEDIATE RELEASE

                               November 26, 2002


NORFOLK SOUTHERN TERMINATES POISON PILL

NORFOLK, VA - Norfolk Southern Corporation (NYSE: NSC) announced that its board of directors approved an amendment to terminate Norfolk Southern's shareholders' rights agreement, including the preferred purchase rights granted under its rights agreement, effective today.

         Norfolk Southern Corporation is one of America's leading transportation companies. Its Norfolk Southern Railway Company subsidiary operates approximately 21,500 miles of road in 22 states, the District of Columbia and the province of Ontario, serving every major container port in the eastern United States and providing superior connections to western rail carriers. NS operates the East's most extensive intermodal network and is the nation's largest rail carrier of automotive parts and finished vehicles.



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Media Contact:  Bob Fort, Norfolk, 757-629-2710

Investor Contact:  Leanne McGruder, Norfolk, 757-629-2861

World Wide Web Site:  www.nscorp.com